EXHIBIT - 11

MILACRON INC. AND SUBSIDIARIES
COMPUTATION OF PER-SHARE EARNINGS


---------------------------------------------------------------------------------------------------------------------------
(IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)                                      2000               1999              1998
---------------------------------------------------------------------------------------------------------------------------
Net earnings....................................................         $  72,346           $ 70,080         $  41,532

Less preferred dividends........................................              (240)              (240)             (240)
                                                                         ---------           --------         ---------
   Net earnings available to common shareholders................         $  72,106           $ 69,840         $  41,292
                                                                         =========           ========         =========

Basic earnings per share
   Weighted-average common shares
     outstanding................................................            34,935             36,847            38,875
                                                                         =========           ========         =========
       Per share amount.........................................         $    2.06           $   1.90         $    1.06
                                                                         =========           ========         =========

Diluted earnings per share
   Weighted-average common shares
     outstanding................................................            34,935             36,847            38,875
   Add dilutive effect of stock options and restricted shares
     based on treasury stock method.............................               111                202               366
                                                                         ---------           --------         ---------
         Total                                                              35,046             37,049            39,241
                                                                         =========           ========         =========
           Per share amount                                              $    2.06           $   1.89         $    1.05
                                                                         =========           ========         =========

---------------------------------------------------------------------------------------------------------------------------